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                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                               SERVICING AGREEMENT

      AMENDED AND RESTATED SERVICING AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Agreement"), dated as of December 31, 2004, by and among TRW AUTOMOTIVE GLOBAL RECEIVABLES LLC, a Delaware limited liability company (the "Borrower"), TRW AUTOMOTIVE U.S. LLC, a Delaware limited liability company ("TRW U.S."), as the initial Collection Agent (as defined below) hereunder, the Persons identified on
Schedule I (each a "Seller" and, collectively, the "Sellers"), as Sub-Collection Agents (as defined below) and JPMorgan Chase Bank, N.A., as administrative agent (together with any successor thereto in such capacity, the "Administrative Agent") under the Receivables Loan Agreement referred to below.

                             PRELIMINARY STATEMENTS

      A. The Transferor has purchased, and may from time to time hereafter purchase Receivables from the Originators pursuant to the Originator Purchase Agreement.

      B. Pursuant to the Transfer Agreement, the Borrower has purchased, and shall from time to time hereafter purchase, from the Transferor all Receivables sold to the Transferor under the Originator Purchase Agreement.

      C. Each of the Borrower and the Secured Parties desires that the Collection Agent shall conduct the servicing, administering and collection of the Pool Receivables on the terms and subject to the conditions set forth in this Agreement.

      D. Each of the Sellers has agreed to act as a Sub-Collection Agent in accordance with the terms and subject to the conditions set forth in this Agreement.

      E. The Collection Agent and the Sub-Collection Agents (each a "Collection Agent Party" and, collectively, the "Collection Agent Parties") intend to conduct the servicing, administration, collection and management of the Pool Receivables on the terms and subject to the conditions set forth in this Agreement.

      F. The Borrower, TRW U.S., the Sellers and the Administrative Agent are parties to a Servicing Agreement dated as of February 28, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Existing Servicing Agreement").

      G. On the terms and conditions set forth herein, the parties hereto have agreed to amend and restate the Existing Servicing Agreement in its entirety.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

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                                   ARTICLE I
                                  DEFINITIONS

            1.1 Definitions. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in the Amended and Restated Receivables Loan Agreement dated as of December 31, 2004 among the Borrower, TRW U.S., as Collection Agent, the entities from time to time parties thereto as "Conduit Lenders," "Committed Lenders" and "Funding Agents" and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Receivables Loan Agreement").

            1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, as in effect on the date hereof and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" means articles and sections of, and schedules and exhibits to, this Agreement. Headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein.

            1.3 Amendment and Restatement. Subject to the satisfaction of the conditions precedent set forth in Section 3.01 of the Receivables Loan Agreement, this Agreement amends and restates the Existing Servicing Agreement in its entirety. This Agreement is not intended to constitute a novation of any obligations under the Existing Servicing Agreement. Upon the effectiveness of this Agreement (the date of such effectiveness being the "Amendment Effective Date"), each reference to the Existing Servicing Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

                                   ARTICLE II
                         ADMINISTRATION AND COLLECTIONS

            2.1 Designation of Collection Agent. The servicing, administration, collection and management of the Pool Receivables shall be conducted by the Person so designated hereunder from time to time (such Person, the "Collection Agent"). Until the Administrative Agent (with the consent or at the direction of the Required Committed Lenders) gives notice to the Borrower of the designation of a new Collection Agent (which notice may be given at any time following the occurrence and during the continuation of a Collection Agent Default), TRW U.S. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms of this Agreement and the other Transaction Documents. TRW U.S. may not resign from the obligations and liabilities hereby imposed on it. The Administrative Agent may, and at the direction of the Required Committed Lenders shall, at any time after the occurrence and during the continuation of a Collection Agent Default, designate as Collection Agent any Person (including itself) to succeed TRW U.S. or any successor Collection Agent, on such terms and conditions as the Administrative Agent and such successor Collection Agent shall agree. The Collection Agent may, with the prior consent of the Required Committed

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Lenders, subcontract with any other Person for the servicing, administration, collection or management of the Receivables (each such Person a "Sub-Collection Agent"); provided that TRW U.S. may without such consent delegate its duties as Collection Agent hereunder to any Affiliate. Any such subcontract or delegation shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof. Without limiting the generality of the foregoing, any action taken or omitted to be taken by any Person that has entered into a subcontract with the Collection Agent or to whom the Collection Agent has delegated any of its duties (including, without limitation, any Seller) shall be deemed to be an action or omission by the Collection Agent (including, without limitation, for purposes of determining whether any Receivable is a Diluted Receivable and for purposes of Sections 2.6 of this Agreement and 10.01 of the Receivables Loan Agreement).

            2.2 Duties of Collection Agent.

                  (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect and manage each Pool Receivable from time to time, all in accordance in all material respects with applicable Laws and in accordance with the Credit and Collection Policy. The Borrower and the Administrative Agent hereby appoint the Collection Agent, from time to time designated pursuant to Section 2.1, as their agent to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts. In performing its duties as Collection Agent, the Collection Agent shall exercise reasonable care and diligence and shall use the same care and apply the same policies as it would exercise and apply if it owned such Pool Receivables and shall act in such manner as it reasonably deems to be in the best interests of the Lenders and the Administrative Agent. Following the occurrence and during the continuation of a Collection Agent Default, if the Termination Date has occurred, the Administrative Agent shall have the sole right to direct the Collection Agent to commence or settle any legal action to enforce collection of any Receivable or any Related Security with respect thereto.

                  (b) The Collection Agent shall perform and shall comply with, and agrees to be bound by, the terms of the Receivables Loan Agreement in the same manner as if it were a party thereto. Without limiting the generality of the foregoing, the Collection Agent shall (i) administer, manage and apply the Collections in accordance with Article II of the Receivables Loan Agreement and
(ii) cause Accountants' Letters to be delivered, at its own expense, as and when required pursuant to Section 5.02(b) of the Receivables Loan Agreement.

                  (c) If no Termination Event shall have occurred and be continuing, the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Pool Receivable as the Collection Agent deems appropriate to maximize Collections thereof, provided that the classification of any such Pool Receivable as a Delinquent Receivable or Defaulted Receivable shall not be affected by any such extension, and provided further that if such Pool Receivable is an Eligible Receivable, the Collection Agent shall not amend or modify such Pool Receivable or any Contract related thereto in a manner that would cause such Receivable to cease to be an Eligible Receivable unless (i) following such amendment or modification the Percentage Factor would not exceed the Maximum Percentage Factor, as determined by the most recent Portfolio Report delivered hereunder, and (ii) the applicable Originator has granted or paid all Purchase Price Credits (as

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defined in the Originator Purchase Agreement) required in connection therewith.
Following the occurrence and during the continuation of a Termination Event, the Collection Agent may grant such extensions or adjustments only with the prior written consent of the Administrative Agent. In no event shall the Collection Agent be entitled to make any Lender, any Funding Agent or the Administrative Agent a party to any litigation involving the Transaction Documents or the Receivables without such Lender's, such Funding Agent's or the Administrative Agent's prior written consent.

                  (d) The Collection Agent shall hold in trust for the Borrower, the Administrative Agent, the Funding Agents and each Lender, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables or Related Security. The Collection Agent shall mark or cause to be marked the Borrower's, the Transferor's and each Originator's master data processing records evidencing the Pool Receivables with a legend, reasonably acceptable to the Administrative Agent, evidencing that the Pool Receivables have been sold to the Borrower and a security interest has been granted in favor of the Administrative Agent.

                  (e) The Collection Agent shall, as soon as practicable following receipt and identification thereof, and in any event within one Business Day, turn over to the Borrower or such other Person as may be entitled thereto any cash collections or other cash proceeds received in the Collection Accounts or the Concentration Account and not constituting Collections of Collateral.

            2.3 Reports.

                  (a) Monthly Report. No later than 4:00 p.m., New York City time, on each Monthly Reporting Date, the Collection Agent shall deliver to the Administrative Agent, each Funding Agent and the Borrower a Monthly Report containing the information listed in Exhibit A-1 as of the close of business on the last Business Day of the immediately preceding Calculation Period and such other information as the Administrative Agent or any Funding Agent may reasonably request.

                  (b) Weekly Reports. No later than 4:00 p.m., New York City time, on the third Business Day of each calendar week, for so long as the Collection Agent is not required to deliver Daily Reports hereunder, the Collection Agent shall deliver to the Administrative Agent, each Funding Agent and the Borrower a Weekly Report setting forth the information listed in Exhibit A-2 as of the close of business on the last Business Day of the immediately preceding week, and such other information as the Administrative Agent or any Funding Agent may reasonably request.

                  (c) Daily Reports. No later than 4:00 p.m., New York City time, on each Business Day commencing on the date which falls six months after the Closing Date (or, if the Performance Guarantor does not have a published Debt Rating from S&P of at least B and from Moody's of at least B2, on the date which falls three months after the Closing Date) the Collection Agent shall deliver to the Administrative Agent, each Funding Agent and the Borrower a Daily Report setting forth the information listed in Exhibit A-3 as of the close of business on the second preceding Business Day, and such other information as the

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Administrative Agent or any Funding Agent may reasonably request; provided that during any such period when the Performance Guarantor has a published Debt Rating from S&P of at least B+ and from Moody's of at least B1, no such Daily Report shall be required unless the Percentage Factor exceeds 80%, in which case a Daily Report shall be required on second Business Day following the 29th day of each calendar month with respect to such day (or, if such 29th day is not a Business Day or if there is no such 29th day, in the case of February, the next succeeding Business Day).

                  (d) Transmission of Portfolio Reports. The Collection Agent shall transmit each Portfolio Report to each Funding Agent by electronic mail. In addition, the Collection Agent shall transmit a copy of each such Portfolio Report to the Administrative Agent and, upon request, each Funding Agent by facsimile (certified by a Financial Officer of the Collection Agent or such other employee of the Collection Agent as shall have primary responsibility for the preparation of such report and shall have been authorized to certify Portfolio Reports hereunder by a Financial Officer).

                  (e) Notice of Termination Events. The Collection Agent shall provide to the Administrative Agent and each Funding Agent, promptly, and in any event within one Business Day after a Responsible Officer of the Collection Agent obtains actual knowledge thereof, notice of any Termination Event or Incipient Termination Event.

                  (f) Notice of Downgrades. Promptly after a Responsible Officer of the Collection Agent obtains actual knowledge thereof, the Collection Agent shall provide to each Funding Agent notice of any downgrade in the Debt Rating (or the withdrawal by either S&P or Moody's of a Debt Rating) of the Performance Guarantor, setting forth the Indebtedness affected and the nature of such change (or withdrawal).

                  (g) Notice of Litigation; Material Adverse Effect. Promptly after a Responsible Officer of the Collection Agent obtains actual knowledge thereof, the Collection Agent shall provide to the Administrative Agent and each Funding Agent notice of:

                        (i) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Official Body or in arbitration, against the Collection Agent or any of its Subsidiaries as to which an adverse determination is reasonably probable and which could reasonably be expected to have a Material Adverse Effect; and

                        (ii) any other development that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect.

                  (h) Other Information. The Collection Agent shall provide to the Administrative Agent and each Funding Agent, promptly upon request, such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Collection Agent (including, without limitation, information regarding any pending or threatened litigation) as the Administrative Agent or any Funding Agent may from time to time reasonably request.

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            2.4 Transition to Successor Collection Agent. If replaced as
Collection Agent, TRW U.S. agrees that it will (i) terminate, and cause each existing Sub-Collection Agent to terminate, its collection activities in a manner and to the extent requested by the Administrative Agent to facilitate the transition to a new Collection Agent and (ii) transfer to the Administrative Agent (or its designee), or (to the extent permitted by applicable Law and contract) license to the Administrative Agent (or its designee) the use of, all software used in connection with the collection of the Pool Receivables. To the extent any such transfer or license would require the payment of any license fee or other amount, TRW U.S. agrees to pay such fee or other amount out of its own funds promptly upon demand by the Administrative Agent. TRW U.S. shall cooperate with and assist any successor Collection Agent in the performance of its responsibilities as Collection Agent (including, without limitation, providing access to, and transferring, to such successor Collection Agent all records related to the Collateral and allowing (to the extent permitted by applicable law and contract) the successor Collection Agent to use all licenses, hardware or software necessary or desirable to collect or obtain or store information regarding the Pool Receivables. TRW U.S. irrevocably agrees to act (to the extent requested to do so by the Administrative Agent) as the data-processing agent for any successor Collection Agent in substantially the same manner as TRW U.S. conducted such data-processing functions while it acted as the Collection Agent.

            2.5 Sub-Collection Agents.

                  (a) As the initial Collection Agent, TRW U.S. hereby appoints each Seller to be its Sub-Collection Agent with respect to the Pool Receivables originated by such Seller. Each Seller hereby accepts such appointment and agrees to act as Sub-Collection Agent in accordance with the terms and conditions set forth herein and in the other Transaction Documents.

                  (b) Each Sub-Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable for which it acts as Sub-Collection Agent from time to time, all in accordance in all material respects with applicable Laws and in accordance with the Credit and Collection Policy. In performing its duties as Sub-Collection Agent, each Sub-Collection Agent shall exercise reasonable care and diligence and shall use the same care and apply the same policies as it would exercise and apply if it owned such Pool Receivables and shall act in such manner as it reasonably deems to be in the best interests of the Lenders and the Administrative Agent. Each Sub-Collection Agent agrees to be bound by the provisions of Section 2.2(c) to the same extent as if it were the Collection Agent.

                  (c) Each Sub-Collection Agent shall hold in trust for the Borrower, the Administrative Agent, the Funding Agents and each Lender, in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Pool Receivables or Related Security. Each Sub-Collection Agent shall mark its master data processing records evidencing the Pool Receivables with a legend, reasonably acceptable to the Administrative Agent, evidencing that the Pool Receivables have been sold to the Borrower and a security interest has been granted in favor of the Administrative Agent.

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                  (d) To the extent the Administrative Agent is entitled to
exercise any rights or remedies with respect to the Collection Agent, each Sub-Collection Agent acknowledges and agrees that the Administrative Agent may exercise the same rights and remedies against such Sub-Collection Agent with respect to the Pool Receivables originated by such Sub-Collection Agent. Without limiting the generality of the foregoing, each Sub-Collection Agent hereby acknowledges and agrees that its appointment as Sub-Collection Agent hereunder shall automatically terminate upon the appointment of a new Collection Agent in accordance with the terms hereof. Upon the designation of a successor Collection Agent, each Seller agrees that it will (i) terminate its collection activities in a manner and to the extent requested by the Administrative Agent to facilitate the transition to a new Collection Agent and (ii) transfer to the Administrative Agent (or its designee), or (to the extent permitted by applicable Law and contract) license to the Administrative Agent (or its designee) the use of, all software used by such Seller in connection with the collection of the Pool Receivables. To the extent any such transfer or license would require the payment of any license fee or other amount, such Seller agrees to pay such fee or other amount out of its own funds promptly upon demand by the Administrative Agent. Each Seller shall cooperate with and assist any successor Collection Agent in the performance of its responsibilities as Collection Agent (including, without limitation, providing access to, and transferring, to such successor Collection Agent all records related to the Collateral and allowing (to the extent permitted by applicable law and contract) the successor Collection Agent to use all licenses, hardware or software necessary or desirable to collect or obtain or store information regarding the Receivables. Each Seller irrevocably agrees to act (to the extent requested to do so by the Administrative Agent) as the data-processing agent for any successor Collection Agent in substantially the same manner as such Seller conducted such data-processing functions while it acted as a Sub-Collection Agent.

                  (e) On or prior to the close of business on the Business Day immediately preceding each Reporting Date, each Sub-Collection Agent shall deliver a report to the Collection Agent a report (each an "Originator Report") in the form attached hereto as Exhibit A-4 with respect to the Receivables for which it acts as Sub-Collection Agent.

            2.6 Indemnities.

                  (a) Indemnities by Collection Agent. Without limiting any other rights that the Indemnified Parties may have under the Transaction Documents or under applicable law, and in consideration of its appointment as Collection Agent, TRW U.S. hereby agrees to indemnify each Secured Party, the Borrower and the Transferor (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, deficiencies, costs, disbursements and expenses, including, without limitation, interest, penalties, amounts paid in settlement and reasonable attorneys' fees (all of the foregoing being collectively referred to as "Special Indemnified Amounts") arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to the extent such Special Indemnified Amounts resulted from gross negligence or willful misconduct on the part of such Indemnified Party and
(b) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of this Agreement or the Collateral or any interest of the Secured Parties therein):

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                  (i) any representation, warranty, certification, report or other statement made or deemed made by any Collection Agent Party under or in connection with this Agreement or any other Transaction Document which shall have been incorrect in any respect when made or deemed made;

                  (ii) the failure by any Collection Agent Party to comply with any applicable Law;

                  (iii) any failure of any Collection Agent Party to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (iv) the commingling of Collections of Collateral at any time by any Collection Agent Party or any Affiliate of a Collection Agent Party (other than the Borrower or the Transferor) with other funds;

                  (v) any action by any Collection Agent Party (other than an action required by the Transaction Documents) reducing or impairing the rights of the Borrower, the Transferor or the Secured Parties with respect to any Pool Receivable or the value of any Pool Receivable;

                  (vi) any Servicing Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Servicing Fees payable to TRW U.S. in its capacity as Collection Agent hereunder;

                  (vii) any claim brought by any Person arising from any
            activity by any Collection Agent Party or Affiliate thereof in servicing, administering or collecting any Pool Receivable;

                  (viii) any change in the Credit and Collection Policy by any
            Collection Agent Party which impairs the collectibility of any Receivable or the ability of any Collection Agent Party to perform its obligations under this Agreement;

                  (ix) any failure by any Collection Agent Party to fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract; or

                  (x) the Percentage Factor exceeding the Maximum Percentage
            Factor as of the close of business on the Business Day immediately preceding any Release Date or Borrowing Date.

                  (b) Indemnities by Sub-Collection Agents. Without limiting any other rights that the Indemnified Parties may have under the Transaction Documents or under applicable law, and in consideration of its appointment as a Sub-Collection Agent, each Seller hereby agrees to indemnify each Indemnified Party from and against any and all Special Indemnified Amounts arising out of or resulting from any action, omission or breach of such Seller of a type described in any of clauses (i) through (x) of Section 2.6(a) above (excluding, however, (a) Special Indemnified Amounts to the extent such Special Indemnified Amounts

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resulted from gross negligence or willful misconduct on the part of such
Indemnified Party and (b) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of this Agreement or the Collateral or any interest of the Secured Parties therein).

                  (c) Construction. Notwithstanding anything to the contrary in this Agreement, solely for purposes of the indemnification obligations described in this Section 2.6, any representation, warranty or covenant of a Collection Agent Party qualified by the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality shall be deemed to be not so qualified.

            2.7 Concentration Account. On or prior to the date hereof, the Collection Agent shall establish, in the name of the Transferor, with an Eligible Account Bank, a segregated account (the "Concentration Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Agent shall cause all Collections deposited into any Collection Account or otherwise received by the Collection Agent or any other Transaction Party to be transferred to the Concentration Account on or prior to the next Business Day following the day on which such Collections are so deposited or received. If the bank at which the Concentration Account is maintained ceases to be an Eligible Account Bank, the Collection Agent shall promptly and in any event within 30 days establish a new Concentration Account at an Eligible Account Bank and shall deliver to the Administrative Agent a duly executed Control Agreement covering such Concentration Account. Upon such establishment and delivery, all funds on deposit in the prior Concentration Account shall be transferred to the new Concentration Account. The Collection Agent shall not at any time use more than one Concentration Account unless such use has been approved in writing by the Administrative Agent.

            2.8 Collateral Account.

                  (a) On or prior to the Closing Date, the Administrative Agent shall cause to be established, in its own name at an Eligible Account Bank a segregated account (the "Collateral Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.

                  (b) Each of the Borrower and the Collection Agent agrees that the Administrative Agent shall have exclusive dominion and control over the Collateral Account and all monies, instruments and other property from time to time deposited in or credited to the Collateral Account.

                  (c) The Administrative Agent may invest funds on deposit in the Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case in such Permitted Investments as the Collection Agent may select (or, in the absence of any such selection by the Collection Agent, as the Administrative Agent may select in its sole discretion); provided that each such Permitted Investment shall have a maturity date no later than the next succeeding Settlement Date. Such proceeds, interest or income which are not so invested or reinvested in Permitted Investments shall, except as otherwise provided in this Agreement, be

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deposited and held in the Collateral Account; provided that, prior to the
Termination Date, any interest or income in respect of such Permitted Investments shall, at the direction of the Collection Agent be deposited into the Concentration Account and applied as Collections in accordance with Section
2.06 of the Receivables Loan Agreement. Neither the Administrative Agent nor any of its Affiliates shall be liable to the Borrower, the Collection Agent, any Secured Party or any other Person for, or with respect to, any decline in value of amounts on deposit in the Collateral Account. Permitted Investments from time to time purchased and held pursuant to this Section 2.8 shall be referred to as "Collateral Securities" and shall, for purposes of this Agreement and each other Transaction Document, constitute part of the funds held in the Collateral Account in amounts equal to their respective outstanding principal amounts. Each such Permitted Investment shall be made in the name of the Administrative Agent or its designee.

                  (d) Following the occurrence of any Termination Event, the Administrative Agent may, at any time or from time to time after funds are either deposited in the Collateral Account or invested in Collateral Securities, after selling, if necessary, any Collateral Securities, withdraw funds then held in the Collateral Account and apply the same in accordance with the priority of payments set forth in Section 2.07 of the Receivables Loan Agreement. The Borrower agrees that Permitted Investments are of a type customarily sold on a recognized market and, accordingly, no notice of sale of any Permitted Investments shall be required. To the extent notice of sale of any Collateral Securities shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (e) The Administrative Agent shall have the sole right of withdrawal with respect to the Collateral Account. None of the Borrower, the Collection Agent or any Person claiming on behalf of or through the Borrower, or the Collection Agent shall have any right to withdraw any of the funds held in the Collateral Account.

                  (f) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

                  (g) On the Final Payout Date, any funds remaining on deposit in the Collateral Account shall be paid to the Borrower.

            2.9 Collection Agent Default. If any one or more of the following events shall occur (each, a "Collection Agent Default"):

                  (a) (i) any Collection Agent Party or, to the extent that any
            Originator or any Affiliate of an Originator is then a Collection Agent Party, such Originator

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            or such Affiliate, as applicable, shall fail to observe or perform any material term, covenant or agreement under this Agreement or any other Transaction Document (other than as referred to in clauses
            (ii) and (iii) of this Section 2.9(a)), and such failure shall remain unremedied for ten days after a Responsible Officer of such Collection Agent Party has knowledge or obtains notice thereof or
            (ii) the Collection Agent or, to the extent that any Originator or any Affiliate of an Originator is then acting a Collection Agent Party, such Originator or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it under this Agreement or any other Transaction Document when due and such failure remains unremedied for one Business Day, (iii) the Collection Agent shall fail to deliver any Weekly Report or Monthly Report within two Business Days of the date when due or any Daily Report within one Business Day of the date when due or shall fail to deliver any other report required to be delivered by it hereunder or under the Receivables Loan Agreement within two Business Days after a Responsible Officer of the Collection Agent has knowledge or obtains notice thereof, or (iv) during any calendar month, the Collection Agent shall fail to deliver more than two Weekly Reports on the date when due or more than two Daily Reports on the date when due; or

                  (b) any representation, warranty, certification or statement made by any Collection Agent Party or, to the extent that any Originator or any Affiliate of an Originator is then a Collection Agent Party, by such Originator or such Affiliate, as applicable, in this Agreement, any other Transaction Document or in any report or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) any Event of Bankruptcy shall occur and be continuing with respect to any Collection Agent Party; or

                  (d) there shall have occurred since December 31, 2003 any
            event or condition which has had or could reasonably be expected to have a material adverse effect on the ability of any Collection Agent Party to perform its obligations under the Transaction Documents; or

                  (e) there shall have occurred any other Termination Event of the type described in Section 7.01(d) or 7.01(e) of the Receivables Loan Agreement; or

                  (f) the Performance Guaranty or this Agreement shall cease, for any reason, to be in full force and effect, or any Transaction Party shall so assert in writing or the Performance Guarantor or any Collection Agent Party shall otherwise seek to terminate or disaffirm its obligations under the Performance Guaranty or this Agreement;

then, and in any such event, the Administrative Agent may, in its discretion, and shall, at the direction of the Required Committed Lenders, designate another Person to succeed TRW U.S. as the Collection Agent.

            2.10 Servicing Fee. The Collection Agent shall be paid a Servicing Fee out of Collections available for such purpose pursuant to the Receivables Loan Agreement and subject to the priorities therein. Each Sub-Collection Agent shall be paid such fees as the Collection Agent and such Sub-Collection Agent shall agree from time to time; provided that such fees shall be the sole responsibility of the Collection Agent and none of the Borrower or any of the Secured Parties shall have any liability therefor.

            2.11 Power of Attorney. The Collection Agent authorizes the Administrative Agent, and hereby irrevocably appoints the Administrative Agent as its attorney-in-fact coupled with an interest, with full power of substitution and with full authority in place of the Collection Agent, following the occurrence and during the continuation of a Termination Event or Involuntary Bankruptcy Event, to take any and all steps in the Collection Agent's name and on behalf of the Collection Agent that are necessary or desirable, in the determination of the Administrative Agent, to collect amounts due under the Collateral, including, without limitation, (i) endorsing the Borrower's, the Collection Agent's, the Transferor's or any Originator's name on checks and other instruments representing Collections of Collateral, (ii) enforcing the Receivables and the Related Security and the Collateral Agreements including to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with therewith and to file any claims or take any action or institute any proceedings that the Administrative Agent (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Borrower in respect of, the Receivables and the Related Security and the Collateral Agreements; provided that no enforcement action of the type described in this clause (ii) may be taken by the Administrative Agent if no Involuntary Bankruptcy Event then exists and the only Termination Event(s) that shall have occurred are those set forth in Section 7.01(h), (k), (l) or (m) of the Receivables Loan Agreement.

            2.12 Receivables Loan Agreement Provisions. Each party to this Agreement hereby acknowledges and agrees that (i) Collections shall be applied as provided in Sections 2.06 and 2.07 of the Receivables Loan Agreement and (ii) any right or claim of such party to receive any payment from such Collections is subject to the terms, conditions and priorities of such Sections.

            2.13 Remittance of Other Receivables Payments. Each of the Borrower, the Collection Agent and the Administrative Agent hereby agree that in the event any payment is made into a Collection Account, the Concentration Account or the Collateral Account with respect to a Receivable that is not a Pool Receivable, such Person shall promptly after becoming aware thereof pay over such payment to the Originator that owns the relevant Receivable.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

            3.1 Representations and Warranties of the Collection Agent Parties. Each Collection Agent Party hereby represents and warrants as follows as of the date hereof, as of the date of each Borrowing and each Release under the Receivables Loan Agreement and as of each

Reporting Date (except that the representations set forth in paragraphs (e) and (f) below shall be required to be made only as of the date of each Borrowing and as of each Reporting Date):

            (a) Such Collection Agent Party is a corporation, partnership or limited liability company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization specified in the preamble to this Agreement, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

            (b) The execution, delivery and performance by such Collection Agent Party of this Agreement and any other Transaction Document to which it is a party (i) are within the such Collection Agent Party's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) will not (A) violate (1) such Collection Agent Party's certificate of incorporation or by-laws or other organizational documents, as applicable, (2) any Law applicable to such Collection Agent Party, or (3) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Collection Agent Party is a party or by which it or any of its property is or may be bound or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation of a material right or acceleration of any material payment obligation under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (A) or (B) of this Section 3.1(b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement has been duly executed and delivered by such Collection Agent Party.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Collection Agent Party of this Agreement or any other Transaction Document to which it is a party except for such as have already been obtained or made and are in full force and effect.

            (d) This Agreement constitutes the legal, valid and binding obligation of such Collection Agent Party, enforceable against such Collection Agent Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

            (e) Since December 31, 2003, there has been no Material Adverse Effect.

            (f) Except as set forth on Schedule II, as of each Borrowing Date and Reporting Date, there are no actions, suits or proceedings at law or in equity or by or before any Official Body or in arbitration, or, to the actual knowledge of a Responsible Officer of such Collection Agent Party, threatened in writing against or affecting such Collection Agent Party or any of its business, property or rights as to which in either case, an adverse determination is reasonably probable and which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (g) All Obligors have been instructed to remit all their payments in respect of Pool Receivables directly to a Collection Account.

            (h) Each Portfolio Report (if prepared by such Collection Agent Party or any of its Affiliates, or to the extent that information contained therein is supplied by such Collection Agent Party or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished in writing at any time by or on behalf of any Collection Agent Party in connection with the Transaction Documents is accurate in all material respects as of its date or (except as otherwise disclosed to the Administrative Agent and each Funding Agent at such time) as of the date so furnished.

            (i) On the date of each Borrowing and Release under the Receivables Loan Agreement (and after giving effect thereto) the Percentage Factor does not exceed the Maximum Percentage Factor, as determined by the most recent Portfolio Report delivered hereunder.

            (j) No event has occurred and is continuing and no condition exists which constitutes a Termination Event.

            (k) Each Receivable treated as or represented by such Collection Agent Party to be an Eligible Receivable on any date (whether by inclusion in the Net Receivables Balance or otherwise) was an Eligible Receivable on such date.

                                   ARTICLE IV
                                    COVENANTS

            4.1 Covenants of the Collection Agent Parties. Until the Final Payout Date:

            (a) Compliance with Laws, Etc. Each Collection Agent Party will comply in all respects with all applicable Laws and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such Laws or the failure so to preserve and maintain such rights, franchises, qualifications, and privileges would not reasonably be expected to have a Material Adverse Effect.

            (b) Records and Books of Account. Each Collection Agent Party will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables or, in the case of a Sub-Collection Agent, all Pool Receivables for which it acts as Sub-Collection Agent (including, without limitation, records adequate to permit the daily identification of each such Receivable and all Collections of and adjustments to each such existing Receivable).

            (c) Compliance with Credit and Collection Policy. Each Collection Agent Party will timely and fully comply in all material respects with the Credit and Collection Policy in regard to Purchased Receivables that are treated as or represented by such Collection Agent Party to be Eligible Receivables.

            (d) Extension or Amendment of Receivables and Contracts. Except as provided in Section 2.2(c), no Collection Agent Party will extend, amend or otherwise modify the terms of any Pool Receivable or amend, modify or waive any term or condition of any Contract related thereto in a manner that could reasonably be expected to adversely affect the collectability of such Pool Receivable.

            (e) Change in Credit and Collection Policy. No Collection Agent Party will make any change in the Credit and Collection Policy, except (i) for any such change that would not impair the collectibility of any Pool Receivables in any material respect or otherwise be reasonably likely to have a Material Adverse Effect or (ii) as required by applicable Law. In the event that any Collection Agent Party makes any material change to the Credit and Collection Policy, it shall, promptly following such change, provide the Administrative Agent and each Funding Agent with an updated Credit and Collection Policy and a summary of all material changes.

            (f) Change in Payment Instructions to Obligors. No Collection Agent Party will add or terminate any Collection Account or any Concentration Account from those listed in Schedule V to the Receivables Loan Agreement, or make any change in its instructions to Obligors regarding payments to be made in respect of the Receivables or payments to be made to any Collection Account or the Concentration Account, unless the Administrative Agent shall have received notice of such addition, termination or change (including an updated Schedule V) and a fully executed Control Agreement with respect to each new Collection Account and each new Concentration Account, provided that, the Collection Account (Lockbox No. 98912; Acct. No. 8188102974) maintained with Bank of America may be terminated so long as the relevant Obligors are instructed to make payments to another Collection Account. Each Collection Account and the Concentration Account shall be maintained at all times in the name of the Transferor.

            (g) Deposits to Collection Accounts. Each Collection Agent Party will instruct all Obligors to remit all their payments in respect of Receivables to a Collection Account (either directly by wire transfer or electronic funds transfer or by check mailed to a lock-box maintained by the relevant Collection Account Bank). If any Collection Agent Party shall receive any Collections directly, such Collection Agent Party shall promptly (and in any event within one Business Day) cause such Collections to be deposited into a Collection Account or the Concentration Account. Each Collection Agent Party will use its reasonable best efforts to prevent funds which do not constitute Collections of Receivables from being deposited into any Collection Account or the Concentration Account. Each Collection Agent Party shall instruct each Collection Account Bank to remit funds on deposit in each Collection Account to the Concentration Account on a daily basis.

            (h) Control Agreements. The Collection Agent shall cause all Collection Accounts and the Concentration Account to be subject at all times to a Control Agreement duly executed by the Collection Agent, the Transferor, the Administrative Agent and the applicable bank.

            (i) Inspections. Each Collection Agent Party will, from time to time during regular business hours as requested by the Administrative Agent or any Funding Agent upon reasonable prior notice, permit the Administrative Agent, any Funding Agent, or their respective agents or representatives (including independent public accountants, which may be the Borrower's or the Collection Agent's independent public accountants), (i) to conduct periodic audits of the Receivables, the Related Security, the other Collateral and the related books and records and collections systems of each Collection Agent Party, (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of any Collection Agent Party relating to Receivables, the Related Security and the other Collateral, including, without limitation, the Contracts, and (iii) to visit the offices and properties of any Collection Agent Party for the purpose of examining such materials described in clause (ii) above, and to discuss matters relating to Receivables, the Related Security and the other Collateral or any Collection Agent Party's performance under the Transaction Documents or under the Contracts with any of the officers or employees of such Collection Agent Party having knowledge of such matters.

                                   ARTICLE V
                                 MISCELLANEOUS

            5.1 Amendment. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any Collection Agent Party therefrom shall be effective unless in a writing signed by the Administrative Agent and the Required Committed Lenders (and, in the case of any amendment, also signed by the Collection Agent), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no consent of the Borrower, TRW U.S. or any Seller shall be required for any amendment which modifies the representations, warranties, covenants or responsibilities of the Collection Agent at any time when the Collection Agent is not TRW U.S. or any Affiliate of TRW U.S. or upon the replacement of the Collection Agent with a Person who is not TRW U.S. or any Affiliate of TRW U.S.

            5.2 Notices. All communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party (i) in the case of the Borrower, the Collection Agent and the Administrative Agent, at its address or telecopy number specified for notices pursuant to the Receivables Loan Agreement and (ii) in the case of any Seller, at its address or telecopy number specified for notices pursuant to the Originator Purchase Agreement to which it is a party or, in any such case, at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 5.2 and confirmation is received, (ii) if given by mail three Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 5.2.

            5.3 Assignments. No Collection Agent Party may assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and the Required Committed Lenders. The Borrower may assign its rights hereunder only to the Administrative Agent pursuant to the Receivables Loan Agreement. The Administrative Agent may assign any of its rights or obligations hereunder or any interest herein to any successor Administrative Agent appointed pursuant to the terms of the Receivables Loan Agreement.

            5.4 No Proceedings. Each Collection Agent Party hereby agrees that it will not institute against the Borrower any proceeding of the type referred to in the definition of "Event of Bankruptcy" until there shall have elapsed one year plus one day since the Final Payout Date. Each Collection Agent Party further agrees that it will not institute against any Conduit Lender any proceeding of the type referred to in the definition of "Event of Bankruptcy" so long as any Commercial Paper or other senior indebtedness issued by such Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper or other senior indebtedness shall have been outstanding.

            5.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            5.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

            5.7 Binding Effect; Survival of Termination. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 2.6 and 5.4 shall survive any termination of this Agreement.

            5.8 Consent to Jurisdiction.

            (a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each party hereto consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address for notices specified or referred to in Section 5.2. Nothing in this Section 5.8 shall affect the right of the Administrative Agent to serve legal process in any other manner permitted by law.

            5.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

            5.10 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Secured Parties are express third party beneficiaries of this Agreement.

            5.11 Additional Sellers. In the event any Person becomes a "Seller" under (and in accordance with the terms and conditions set forth in) the Originator Purchase Agreement after the date hereof, such Person shall automatically become a party to this Agreement as a Sub-Collection Agent upon the execution and delivery of an "Additional Seller Supplement" pursuant to the Originator Purchase Agreement.

                                SIGNATURES FOLLOW

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                               TRW AUTOMOTIVE U.S. LLC, as
                               Collection Agent, Seller and
                               Sub-Collection Agent

                               By: /s/ Joseph S. Cantie
                                   --------------------------------------------
                                   Name:  Joseph S. Cantie
                                   Title:  Vice President and Chief Financial
                                   Officer

                               KELSEY-HAYES COMPANY, as Seller and
                               Sub-Collection Agent

                               By: /s/ Joseph S. Cantie
                                   --------------------------------------------
                                   Name:  Joseph S. Cantie
                                   Title:  Vice President and Treasurer

                               TRW VEHICLE SAFETY SYSTEMS INC.,
                               as Seller and Sub-Collection Agent

                               By: /s/ Joseph S. Cantie
                                   --------------------------------------------
                                   Name:  Joseph S. Cantie
                                   Title:  Vice President and Chief Financial
                                   Officer

                               LAKE CENTER INDUSTRIES
                               TRANSPORTATION, INC., as Seller and
                               Sub-Collection Agent

                               By: /s/ Joseph S. Cantie
                                   --------------------------------------------
                                   Name:  Joseph S. Cantie
                                   Title:  Secretary

                               TRW AUTOMOTIVE GLOBAL
                               RECEIVABLES LLC, as Borrower

                               By: /s/ Joseph S. Cantie
                                   --------------------------------------------
                                   Name:  Joseph S. Cantie
                                   Title:  President

                               JPMORGAN CHASE BANK, N.A., as
                               Administrative Agent

                               By: /s/
                                   --------------------------------------------
                                   Name:
                                   Title:

                                       20